EXECUTION COPY 1 BN 89164203v5 EMPLOYMENT AGREEMENT This Employment Agreement (the “Agreement”) is entered into by and among OP BANCORP, a California bank holding company (the “Company”), OPEN BANK, a California banking corporation (the “Bank”), and SANG K. OH, an individual resident of the State of California (the “Executive”), as of July 1, 2025 (the “Effective Date”). This Agreement replaces any previous employment agreements, arrangements and understandings between or among the parties and makes such previous agreements null and void from and after the Effective Date. RECITALS WHEREAS, the Company is a California corporation and a bank holding company registered under the Bank Holding Company Act of 1956, as amended, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System; WHEREAS, the Company is the parent holding company for the Bank, which is a California banking association, subject to the supervision and regulation of the California Department of Financial Institutions and the Federal Reserve Board; WHEREAS, the Board of Directors of the Company and the Bank have approved and authorized the entry into this Agreement with the Executive; and WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions for the employment relationship of the Executive with the Company and the Bank. AGREEMENT NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company, the Bank and the Executive hereby agree as follows: 1. Employment. 1.1 Title. The Executive is employed as President and Chief Executive Officer of the Company and the Bank. In this capacity, the Executive shall have such duties and responsibilities as may be designated to the Executive by the by-laws of the Company and the Bank and the Board. The Company and the Bank are sometimes together referred to as the “Employer.” 1.2 Devotion to Business. The Executive shall devote his full business time, ability, and attention to the business of the Employer during the term of this Agreement and shall not during the term of this Agreement engage in any other business activities, duties, or pursuits whatsoever, or directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board. It shall not be a violation of this Agreement for the Executive to (a) serve on no more than [two] corporate, civic or charitable boards or committees at any one time, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (c) manage personal investments, so long as such activities do not significantly interfere with the

EMPLOYMENT AGREEMENT 2 BN 89164203v5 performance of the Executive’s responsibilities as an employee of the Company and the Bank in accordance with this Agreement. Nothing in this Agreement shall be interpreted to prohibit the Executive from making passive personal investments. However, the Executive shall not directly or indirectly acquire, hold, or retain any interest in any business competing with or similar in nature to the business of the Employer, except as expressly permitted by Employer policies or authorized by the Board. 1.3 Standard. The Executive will set a high standard of professional conduct given the Executive role with the Employer and his responsibility relative to the Employer’s presence and stature in the community. The Executive will, at all times, emulate this high professional standard of conduct in order to develop and enhance the Employer’s reputation and image. The Executive’s and the Executive family’s eligibility and all other terms and conditions of the Executive’s participation in the Employer’s benefit, insurance and disability plans and programs will be governed by the official plan documents which may change from year-to-year. The Executive will comply with all applicable rules, policies and procedures of the Employer and all pertinent regulatory standards as may affect the Employer. 1.4 Location. The Executive shall provide services for the Employer at the principal executive offices located in Los Angeles, California. The Executive agrees that the Executive will be regularly present at the Employer’s principal executive offices and that the Executive may be required to travel from time to time in the course of performing the Executive’s duties for the Employer. The Executive also acknowledges that he may, from time to time and at the expense of the Company or the Bank, be required to travel to current, future or prospective branch and production office locations as such may be established from time to time by the Board. 1.5 No Breach of Contract. The Executive hereby represents to the Employer that (a) the execution and delivery of this Agreement by the Executive and the performance by the Executive of the Executive’s duties hereunder does not constitute a breach of, or otherwise contravene, the terms of any other agreement or policy to which the Executive is a party or by which the Executive is otherwise bound; (b) the Executive has no information (including, without limitation, confidential information or trade secrets) of any other person or entity which the Executive is not legally and contractually free to disclose to the Employer; and (c) except as disclosed (and provided copies) the Executive is not bound by any confidentiality, trade secret or similar agreement with any other person or entity. Executive also represents that, at the Effective Date, neither he nor, to his knowledge, the Company or the Bank is in material breach or violation of any terms or conditions of Executive’s employment as such terms and conditions existed at any time prior to the Effective Date, other than the payment of wages and benefits accrued prior to the Effective Date and for which payment is pending in the current payroll cycle. 2. Term. The Company hereby agrees to continue to employ Executive as an at-will employee and Executive hereby accepts continued employment with the Company for the period commencing with the Effective Date and terminating on June 30, 2030, which termination date shall be automatically extended for annual one (1) year periods unless either party gives the other written notice not less than forty-five (45) days before the termination date or the termination of the one (1) year extension period that Executive’s employment by the Bank is to be terminated (the “Term”); subject, however, to prior termination of this Agreement and Executive’s employment as hereinafter provided. The Term shall not guarantee a term of continuing

EMPLOYMENT AGREEMENT 3 BN 89164203v5 employment, which shall be and remain at will, but instead as a basis for determining the compensation that may be due in accordance with Sections 3 and 6 hereof. 3. Compensation. 3.1 Salary. The Executive shall receive a base salary at an annual rate of $400,000 which will be paid in accordance with the Employer’s normal payroll procedures including applicable adjustments for withholding taxes. The Executive shall receive an annual increase in salary as determined by the Board’s annual review of the Executive’s compensation each year during the term of this Agreement provided. Participation in deferred compensation, discretionary or performance bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the annual rate. 3.2 Incentive Compensation. The Executive shall be entitled to qualify for an annual incentive cash compensation pursuant to the terms of the Employer’s Management Incentive Plan adopted each year by the Board (the “Incentive Plan”). 3.3 Equity Awards. The Executive shall be entitled to equity awards as determined by the Board and in accordance with the Company’s equity incentive plans. 3.4 Electronics Allowance. The Employer will pay to the Executive an electronics allowance in the amount of $200 per month. 3.5 Other Benefits. The Executive shall be entitled to those benefits adopted by the Employer for all officers of the Employer, subject to applicable qualification requirements and regulatory approval requirements, if any. The Executive shall be further entitled to the following additional benefits which shall supplement or replace, to the extent duplicative of any part or all of the general officer benefits, the benefits otherwise provided to the Executive: (a) Paid Time Off (PTO). The Executive shall be entitled to five (5) weeks of PTO for each calendar year (reduced pro rata for any partial year), of which at least five (5) days must be taken consecutively. PTO may be accrued in accordance with the Employer’s policies. The date or dates of PTO will be subject to the business requirements of the Employer. (b) Insurance. The Employer shall provide group life, health (including medical, dental, vision and hospitalization), accident and disability insurance coverage for the Executive and his dependents through a policy or policies provided by the insurer(s) selected by the Employer in its sole discretion on the same basis as all other executives in comparable positions with the Employer. (c) 401(k). The Employer maintains a 401(k) plan for its eligible employees. Subject to the terms and conditions set forth in the official plan documents, the Executive will be eligible to participate in the 401(k) plan and shall receive a matching contributions from the Employer in accordance with the terms of Employer’s policies and the 401(k) plan. 3.6 Business Expenses. The Employer will reimburse the Executive for all reasonable and actually incurred business expenses upon the presentation by the Executive, from

EMPLOYMENT AGREEMENT 4 BN 89164203v5 time to time, of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, together with such receipts showing payments in conformity with the Employer’s established policies. Reimbursement shall be made within a reasonable period after the Executive’s submission of an itemized account in accordance with the Employer’s policies. 4. Indemnity. The form of Indemnification Agreement attached hereto as Exhibit A is to become effective upon the parties’ execution and delivery of this Agreement and, without limiting the applicability of such agreement as to prior acts, applies to any and all Liabilities (as defined therein) arising in connection with Employee’s service in accordance with this Agreement. 5. Certain Terms Defined. For purposes of this Agreement: 5.1 “Accrued Obligations” means the sum of the Executive’s Annual Base Salary and accrued vacation through the Date of Termination to the extent not theretofore paid, outstanding expense reimbursements and any compensation (excluding compensation related to a bonus or incentive plan) previously deferred by the Executive to the extent not theretofore paid. 5.2 “Affiliate” means each company, corporation, partnership, bank, savings bank, savings and loan association, credit union or other financial institution, directly or indirectly, which is controlled by, controls, or is under common control with, the Company, where “control” means (a) the ownership of 51% or more of the voting securities or other voting interest or other equity interest of any corporation, partnership, joint venture or other business entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, partnership, joint venture or other business entity. 5.3 “Annual Base Salary” means the Executive’s annual base salary (excluding bonus, commissions and any other amounts of compensation) as of the Date of Termination. 5.4 “Board” means the board of directors of the Company and the Bank. 5.5 “business entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other business entity. 5.6 “Cause” means (a) the willful and continuing failure to perform the Executive’s obligations to the Employer; (b) the conviction of, or plea of nolo contendere to, a crime of embezzlement or fraud or any felony under the laws of the United States or any state thereof; (c) the breach of fiduciary responsibility; (d) an act of dishonesty that is injurious to the Employer; (e) engagement in one or more unsafe or unsound banking practices that has an adverse effect on the Employer; (f) removal or permanent suspension from banking pursuant to Section 8(e) of the FDIA or any other applicable state or federal law; (g) an act or omission that leads to a material harm (financial or reputational or otherwise) to the Employer; or (h) a material breach by the Employer’s policies as may be in effect from time to time. A termination for Cause shall be deemed to have occurred if, within twelve (12) months following the termination, facts and circumstances arising during the course of such employment are discovered that would have warranted a termination for Cause.

EMPLOYMENT AGREEMENT 5 BN 89164203v5 5.7 “Change in Control” means the first to occur of (a) the consummation of the acquisition by any “person” (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of the Company; or (b) the consummation by the Company of: (i) a merger, consolidation, or similar transaction if the Company’s shareholders immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding Voting Securities of the entity resulting from such merger, consolidation or similar transaction in substantially the same proportion as their ownership of the combined voting power of the Voting Securities of the Company outstanding immediately before such merger or consolidation; or (ii) a complete liquidation or dissolution of, or an agreement for the sale or other disposition of all or substantially all of the assets of, the Company (including a transaction described in clause (a) or (b) as if applicable to the Bank, or a sale of substantially all of the Bank’s assets). Notwithstanding any provision of this definition to the contrary, a Change in Control shall not be deemed to have occurred solely because more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or an Affiliate or (ii) any corporation that, immediately prior to such acquisition, is owned directly or indirectly by the Company’s shareholders in the same proportion as their ownership of Voting Securities immediately prior to such acquisition. Further notwithstanding any provision of this definition to the contrary, in the event that any amount or benefit under this Agreement constitutes deferred compensation under Code Section 409A and the settlement or distribution of such amount or benefit is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company” (as defined in Code Section 409A). 5.8 “Change of Control Period” means the period of time (a) commencing six (6) months before the date the Change of Control occurs, and (b) ending on the last day of the 24th calendar month immediately following the month the Change of Control occurred. 5.9 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1986 and any provisions of comparable state law. 5.10 “COBRA Benefits” means the right to continue medical, dental, and vision benefits, each as may be applicable, under the health continuation coverage provisions of COBRA, if otherwise eligible. 5.11 “Code” means the Internal Revenue Code of 1986, as amended and any successor provisions to such sections. 5.12 “Confidential Information” means marketing materials, financial and other information concerning customers and prospective customers, customers lists, records, data, trade secrets, proprietary business information, pricing and profitability information and policies, strategic planning, commitments, plans, procedures, litigation, pending litigation and other information not generally available to the public.

EMPLOYMENT AGREEMENT 6 BN 89164203v5 5.13 “Date of Termination” means (a) if the Executive’s employment is terminated due to the Executive’s death, the Date of Termination shall be the date of death; (b) if the Executive’s employment is terminated due to Disability, the Date of Termination is the Disability Effective Date; (c) if the Executive’s employment is terminated by the Employer for Cause, the Date of Termination is the date on which the Employer gives notice to the Executive of such termination; (d) if the Executive’s employment is terminated by the Employer without Cause or voluntarily by the Executive, the Date of Termination shall be the date specified in the notice of termination; and (e) if the Executive’s employment terminates for any other reason, the Date of Termination shall be the Executive’s final date of employment. 5.14 “Disability” means a physical or mental condition of the Executive which occurs and persists and which, in the written opinion of a physician selected by the Employer or its insurers and acceptable to the Executive or the Executive’s legal representative, and, in the written opinion of such physician, the condition will render the Executive unable to return to his duties for an indefinite period of not less than one hundred eighty (180) days. 5.15 “Disability Effective Date” has the meaning set forth in Section 6.1(b). 5.16 “Exchange Act” means the Securities Exchange Act of 1934. 5.17 “FDIA” means the Federal Deposit Insurance Act. 5.18 “Financial Institution” means any person, firm, partnership, corporation or trust which owns, operates or is in the process of forming, a bank, savings and loan association, credit union or similar financial institution with an office located, or to be located at an address identified in a filing with any regulatory authority, within the Restrictive Area. 5.19 “Good Reason” means the occurrence of any one of the following events, unless the Executive agrees in writing that such event shall not constitute Good Reason (a) a material, adverse change in the nature, scope, or status of the Executive’s position, authorities, or duties from those in effect immediately prior to the applicable Change in Control; (b) a material reduction in the Executive’s aggregate compensation or benefits in effect immediately prior to the applicable Change in Control other than as a result of the application of the Company’s Incentive Compensation Recovery Policy; or (c) a relocation of the Executive’s primary place of employment of more than fifty (50) miles from the Executive’s primary place of employment immediately prior to the applicable Change in Control. Prior to the Executive’s termination of service for Good Reason, the Executive must give the Employer written notice of the existence of any condition set forth in clause (a) — (c) immediately above within ninety (90) days of its initial existence and the Employer shall have thirty (30) days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such thirty (30)-day period, the Employer cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. In order to constitute a termination for Good Reason, such termination must occur within twelve (12) months of the initial existence of the applicable condition. 5.20 “Release” means the release and severance agreement substantially in the form set forth as Appendix A. 5.21 “Restrictive Area” means any county where the Bank maintains a branch.

EMPLOYMENT AGREEMENT 7 BN 89164203v5 5.22 “Restrictive Period” means two (2) years from the Date of Termination. 5.23 “Severance Benefits” means the COBRA Benefits and the Severance Pay set forth in Section 6.2(a) and Section 6.2(b), as applicable. 5.24 “Severance Event” means a termination of employment pursuant to Section 6.1(d) or 6.2(b). 5.25 “Severance Pay” has the meaning set forth in Section 6.2(a)(ii) and 6.2(b)(ii), as applicable. 5.26 “Substantial Business Efforts” shall mean marketing, promotional, purchasing, sales or solicitation activities undertaken on behalf of the Company or an Affiliate, which include (a) in person or voice communications, and (b) either or both of (i) delivery of a quote, bid, proposal, or request for any of the foregoing, or (ii) visits to the site of the actual or potential business development and other similar meetings or visits (conducted alone or with other employees), where such activities would enjoy a reasonable prospect of success in the absence of any breach of this Agreement. 5.27 “Voting Securities” means any securities that ordinarily possess the power to vote in the election of directors. 6. Termination. 6.1 This Agreement may be terminated for the following reasons: (a) Death. This Agreement shall terminate automatically upon the Executive’s death. (b) Disability. In the event of the Executive’s Disability, the Employer may give the Executive a notice of termination. In such event, the Executive’s employment with the Employer and this Agreement shall terminate without further act of the parties effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”). All rights and obligations accruing to the Executive under this Agreement shall cease at such termination, except that such termination shall not prejudice the Executive’s rights regarding employment benefits which shall have accrued prior to such termination, and any other remedy which the Executive may have at law, in equity or under this Agreement, which remedy accrued prior to such termination. (c) Cause. The Employer may terminate the Executive’s employment and this Agreement for Cause. Unless otherwise agreed in writing between the Executive, the Employer, the Executive shall immediately cease performing and discharging the duties and responsibilities of his positions and remove himself and his personal belongings from the Employer’s premises. All rights the Executive has or may have under this Agreement shall be suspended automatically during the pendency of any investigation by the Board or its designee or any negotiations between the Board or its designee and the Executive regarding any actual or alleged act or omission by the Executive of the type described in the applicable definition of Cause. All rights and obligations accruing to the Executive under this Agreement shall cease at such

EMPLOYMENT AGREEMENT 8 BN 89164203v5 termination, except that such termination shall not prejudice the Executive’s rights regarding employment benefits which shall have accrued prior to such termination, and any other remedy which the Executive may have at law, in equity or under this Agreement, which remedy accrued prior to such termination. (d) Termination by Employer Without Cause. Subject to the last sentence of this Section 6.1(d), the Employer may, at its election and in its sole discretion, terminate the Executive’s employment and this Agreement at any time and for any reason or for no reason, upon thirty (30) days prior written notice to the Executive, without prejudice to any other remedy to which the Employer may be entitled either at law, in equity or under this Agreement. Unless otherwise agreed in writing between the Executive and the Employer, the Executive shall immediately cease performing and discharging the duties and responsibilities of his positions and remove himself and his personal belongings from the Employer’s premises. All rights and obligations accruing to the Executive under this Agreement shall cease at such termination, except that such termination shall not prejudice the Executive’s rights regarding employment benefits which shall have accrued prior to such termination, including the right to receive the Severance Benefits, and any other remedy which the Executive may have at law, in equity or under this Agreement, which remedy accrued prior to such termination. For the avoidance of doubt, if the Company terminates the Executive, but the Executive remains an employee of the Bank, termination by the Company shall not be deemed a termination without cause for purposes of Section 6.2(a) or constitute a termination of this Agreement. (e) Voluntary Termination by Executive. The Executive may terminate his employment and this Agreement at any time and for any reason or no reason, upon sixty (60) days prior written notice to the Employer. Unless otherwise agreed in writing between the Executive and the Employer, the Executive shall immediately cease performing and discharging the duties and responsibilities of his positions and remove himself and his personal belongings from the Employer’s premises. All rights and obligations accruing to the Executive under this Agreement shall cease at such termination, except that such termination shall not prejudice the Executive’s rights regarding employment benefits which shall have accrued prior to such termination and any other remedy which the Executive may have at law, in equity or under this Agreement, which remedy accrued prior to such termination. 6.2 Certain Benefits upon Termination. (a) Termination Without Cause. In the event this Agreement is terminated based on Section 6.1(d) (termination without Cause), then subject to Section 6.2(c), the Executive shall receive the following benefits and no others: (i) the Accrued Obligations as of the Date of Termination, (ii) an amount equal to 1.5 times the Executive’s Annual Base Salary commencing on the Date of Termination and payable thereafter, ratably over twelve (12) months thereafter in accordance with the Company’s normal payroll processes, and (iii) COBRA Benefits for a period of twelve (12) months from the Date of Termination, with one hundred percent (100%) of monthly premiums for the insurance coverages payable by the Employer for a period of twelve (12) months from the Date of Termination. The Executive acknowledges and agrees that Severance Benefits pursuant to this Section 6.2(a) are in lieu of all damages, payments and liabilities on account of the early termination of this Agreement and are the sole and exclusive remedy for the Executive for a termination specified in Section 6.1(d) of this Agreement.

EMPLOYMENT AGREEMENT 9 BN 89164203v5 (b) Termination and Change in Control. In the event of a Change in Control and at any time during the Change of Control Period (x) the Executive’s employment is terminated by the Employer without Cause, or (y) Executive terminates his employment for a Good Reason, then, subject to Section 6.2(c), the Executive shall receive (i) the Accrued Obligations as of the Date of Termination, (ii) an amount equal to 2.0 times the Executive’s Annual Base Salary, and (iii) COBRA Benefits for a period of twenty-four (24) months from the Date of Termination, with one hundred percent (100%) of premiums for the insurance coverages payable by the Employer monthly to the Executive for a period of twenty-four (24) months from the Date of Termination. The Executive acknowledges and agrees that Severance Benefits pursuant to this Section 6.2(b) are in lieu of all damages, payments and liabilities on account of the events described above for which such Severance Benefits may be due the Executive under Section 6.2(b) of this Agreement. (c) Condition for Severance Benefits. In order for Executive to receive the Severance Benefits, Executive must (i) deliver an executed Release to the Company on or before forty-five (45) days following the termination of the Executive’s employment, and not revoke the Release, and (ii) be at all times in compliance with the restrictions of Section 11 before and after the Date of Termination. Severance Benefits shall be subject to all applicable federal and state deductions and withholding, and any sums owing to the Employer. The consideration for the execution of the Release is the Severance Benefits, which the Executive would otherwise not be eligible to receive. Notwithstanding anything in this Agreement to the contrary, no Severance Benefits shall be due to the extent such Severance Benefits are prohibited or limited by an applicable federal or state law, rule or regulation or a federal or state bank regulatory agency acting under applicable federal or state law or regulation. (d) Death. Except as provided in Section 8, if the Executive’s employment terminates by reason of the Executive’s death, this Agreement shall terminate without further obligations to the Executive’s beneficiary, other than for payment of Accrued Obligations and any incentive compensation for the year in which the death occurred prorated through the Date of Termination. Accrued Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination; provided, however, that payment may be deferred until the Executive’s executor or personal representative has been appointed and qualified pursuant to the laws in effect in the Executive’s jurisdiction of residence at the time of the Executive’s death. (e) Disability. If the Executive’s employment terminates by reason of the Executive’s Disability, this Agreement shall terminate without further obligations to the Executive under this Agreement, other than for payment of Accrued Obligations, and any incentive compensation for the year in which the termination occurs prorated through the Date of Termination and any benefits under such plans, programs, practices and policies relating to disability benefits, if any, as in effect on the Date of Termination. (f) Cause/Voluntary Termination. If the Executive’s employment terminates for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations. If the Executive’s employment terminates due to the Executive’s voluntarily termination of this Agreement, except as provided in clause (y) of Section 6.2(b), this Agreement shall terminate without further

EMPLOYMENT AGREEMENT 10 BN 89164203v5 obligations to the Executive other than the obligation to pay to the Executive the Accrued Obligations. (g) Single Trigger Event. The provisions for payments contained in this Section 6.2 may be triggered only once during the term of this Agreement, so that, for example, should the Executive be terminated because of a Disability and should there thereafter be a Change of Control, then the Executive would be entitled to be paid only under Section 6.2(e) and not under Section 6.2(b), as well. The determination of the terms and amounts of payment shall be based upon the first of such triggering events to occur. 7. Form and Payment of Severance Pay. Payments of Severance Pay due under this Agreement shall be made in substantially equal installments over twelve (12) months in accordance with the Company’s regular payroll practices then in effect, provided, however, that the initial payment shall be made on the first regular payroll date occurring on or after the sixtieth (60th) day following the Date of Termination (and shall include all payments that would otherwise have been paid prior to such date). For the avoidance of doubt, payments of Accrued Obligations shall be paid on the Date of Termination. 8. Lump Sum Death Benefit. In the event that an Executive dies after a Severance Event and prior to receipt of the full amount of such Executive’s Severance Pay, then a lump sum death benefit shall be paid to the estate or beneficiary within ninety (90) days after the date of death of the Executive; provided, however, that payment may be deferred until the Executive’s executor or personal representative has been appointed and qualified pursuant to the laws in effect in the Executive’s jurisdiction of residence at the time of the Executive’s death. The lump sum death benefit shall be equal to the aggregate amount of the Severance Pay to which the Executive is entitled, but that has not been paid as of the date of death. Notwithstanding the foregoing, if, as of the date of death, the Executive has not executed the Release, or if executed, the time for revocation of the Release has not expired, then the payment of the lump sum death benefit shall be subject to the execution by such personal representative or beneficiary of a release substantially similar in scope to the Release. 9. Excise Tax Limitation. It is the intention of the Employer and the Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed to be an “Excess Parachute Payment” as defined in Section 280G of the Code, or its successors. The Company shall not be required to make a payment or property transfer to, or for the benefit of, Executive (under this Agreement or otherwise) that would be nondeductible by the Company by reason of Section 280G of the Code, or that would subject Executive to the exercise tax described in Section 4999 of the Code. In such event, any such payment or property transfer shall be reduced to the largest amount which may be paid without any portion of such amount being nondeductible by reason of Section 280G of the Code or subject to the excise tax imposed by Section 4999 of the Code. Any such reduction shall be made first to the payment specified in Section 6.2(b)(ii) of this Agreement. 10. Internal Revenue Code Section 409A. This Agreement is intended to comply with Code Section 409A, including the exceptions for short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be administered, construed and interpreted accordingly. Each payment under this Agreement or any Company benefit plan is

EMPLOYMENT AGREEMENT 11 BN 89164203v5 intended to be treated as one of a series of separate payments for purposes of Code Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent the Executive is considered a “specified employee” (as defined in Code Section 409A) and would be entitled to a payment during the six (6)-month period beginning on the Executive’s Date of Termination that is not otherwise exempt from Code Section 409A, the payment shall not be made to the Executive until the earlier of the six (6)-month anniversary of the Executive’s Date of Termination or the Executive’s death and shall be accumulated and paid on the first (1st) day of the seventh (7th) month following the date of termination. No Severance Benefits that constitute deferred compensation shall be payable on account of an Executive’s termination of employment unless the Executive’s termination of employment constitutes a “separation from service” within the meaning of Code Section 409A. Nothing in this Section 10 or otherwise in this Agreement shall be construed as a guarantee of any particular tax effect for Severance Benefits and the Company does not guarantee that any Severance Benefits will satisfy the provisions of the Code. The Company and the Executive further acknowledge and agree that if, in the judgment of the Company, with the advice of its independent accounting firm or other tax advisors, amendment of this Agreement is necessary to exempt the benefits from or to comply with Section 409A, the Company and the Executive will negotiate reasonably and in good faith to amend the terms of this Agreement to the extent necessary so that it exempts the benefits from or to comply with Section 409A (with the most limited possible economic effect on the Company and the Executive). The Executive acknowledges and agrees that the Company shall have the exclusive authority to determine whether the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i). 11. Restrictive Covenants. 11.1 Confidential Information. (a) The Executive acknowledges that during the course of employment with the Company and the Bank, the Executive may produce and have access to confidential and/or proprietary non-public information concerning the Company and its Affiliates and customers. The Executive agrees not to directly or indirectly use, disclose, copy or make lists of Confidential Information for the benefit of anyone other than the Company and its Affiliates, whether during employment or during five-year period thereafter, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Company, required by law or any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with performance by the Executive of duties as an executive of the Company and the Bank. The Executive agrees that, upon receipt of a subpoena or other court order or is otherwise required by law to provide information to a governmental authority or other person concerning the activities of the Company or the Bank, or his activities in connection with the business of the Company or the Bank, the Executive, to the extent legally permitted, will immediately notify the Company and the Bank of such subpoena, court order or other requirement and deliver forthwith to the Company a copy thereof and any attachments and non-privileged correspondence related thereto. The Executive shall take reasonable precautions to protect against the inadvertent disclosure of Confidential Information. The Executive agrees to abide by the Company’s and the Bank’s policies, as in effect from time to time, respecting avoidance of interests conflicting with those of the Company and the

EMPLOYMENT AGREEMENT 12 BN 89164203v5 Bank, and regarding the protection of the Bank’s customer information and the security of the Company’s and the Bank’s information technology systems and processes. In this regard, the Executive shall not directly or indirectly render services to or permit access to the Company’s or the Bank’s premises or systems by, any person or entity where the Executive’s service would involve the inevitable use or disclosure of Confidential Information. (b) Notwithstanding Section 11.1, Executive shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Accordingly, the Executive has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Executive also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Nothing in this Agreement shall be construed to authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means. (c) Nothing contained herein shall impede Executive’s ability to report possible federal securities law violations to the Securities and Exchange Commission and other governmental agencies (i) without the Company’s or Bank’s prior approval, and (ii) without having to forfeit or forego any resulting whistleblower awards. 11.2 Documents and Property. (a) All records, files, documents and other materials or copies thereof relating to the business of the Company and its Affiliates, which the Executive shall prepare, receive, or use, shall be and remain the sole property of the Company and its Affiliates, other than in connection with performance by the Executive of duties as an executive of the Company and the Bank, shall not be removed from the premises of the Company or its Affiliates without the Company’s prior written consent, and shall be promptly returned to the Company and the its Affiliates upon the Executive’s termination of employment together with all copies (including copies or recordings in electronic form), abstracts, notes or reproductions of any kind made from or about the records, files, documents or other materials. (b) The Executive’s access to and permission to use the Company’s and its Affiliates computer systems, networks and equipment, and all of the Company its Affiliates information contained therein, is restricted to legitimate business purposes on behalf of the Company. Any other access to or use of such systems, network, equipment and information is without authorization and is prohibited. The restrictions contained herein extend to any personal computers or other electronic devices of the Executive that are used for business purposes relating to the Company or its Affiliates. The Executive shall not transfer any Company or its Affiliates information to any personal computer or other electronic device that is not otherwise used for any business purpose relating to the Company or its Affiliates. Upon the termination of the Executive’s

EMPLOYMENT AGREEMENT 13 BN 89164203v5 employment with the Company and Bank for any reason, the Executive’s authorization to access and permission to use the Company’s or its Affiliates computer systems, networks and equipment, and any Company or its Affiliates information contained therein, shall cease. To the extent that the Executive has caused or permitted the storage of Confidential Information on any computer or electronic device now owned by the Company or the Bank, Executive shall, for a period of not more than two (2) years prior to the Date of Termination, permit the Company or its agents to take such actions as may be reasonably necessary, in the Company’s determination, to access, detect, and destroy any and all such information using technologies reasonably designed to protect the legitimate privacy and business interests of the Executive. The cost of any such processes shall be borne by the Company; provided, however, that in the event of any intentional and material breach by Executive of this Agreement or of the policies of the Company or the Bank concerning the protection of such information, or of any material effort to conceal any such information or thwart the processes permitted by this Section 11.2(b), the Executive shall promptly reimburse the Company for any and all costs of such processes, including costs and expenses incurred in the enforcement of this Section. 11.3 Non-Solicitation. The Executive agrees that during the Restrictive Period the Executive will not, except with the express prior written consent of the Company, directly or indirectly, do any of the following: (a) The Executive will not, directly or indirectly, for himself, or any Financial Institution (i) induce or attempt to induce any officer of the Company or its Affiliates to leave the employ of the Company or its Affiliates; (ii) in any way interfere with the relationship between the Company or its Affiliates and any officer of the Company, or its Affiliates; or (iii) induce or attempt to induce any customer, supplier, licensee, or business relation of the Company or its Affiliates to cease doing business with the Company or its Affiliates or in any way interfere with the relationship between the Company or its Affiliates and their respective customers, suppliers, licensees or business relations. (b) The Executive will not, directly or indirectly, for himself, or any Financial Institution, solicit the business (where such business solicited is similar in nature to any financial services offered by the Company or its Affiliates as of the Date of Termination) of any person or entity known to the Executive to be a customer of the Company or its Affiliates, where the Executive, or any person reporting to the Executive, had an ongoing business relationship or had made Substantial Business Efforts with respect to such customer during the Executive’s employment with the Company and the Bank. 11.4 Remedies for Breach of Covenants. The Executive acknowledges and expressly agrees that the covenants contained in this Section 11 are reasonable with respect to their duration and scope. The Executive further acknowledges that the restrictions contained in this Section 11 are reasonable and necessary for the protection of the legitimate business interests of the Company and its Affiliates, that they create no undue hardships, that any violation of these restrictions would cause substantial injury to the Company and its Affiliates and such interests, and that such restrictions were a material inducement to the Company and Bank to enter into this Agreement. In the event of any violation or threatened violation of these restrictions, the Company and its Affiliates, in addition to and not in limitation of, any other rights, remedies or damages available to the Company under this Agreement or otherwise at law or in equity, shall be entitled

EMPLOYMENT AGREEMENT 14 BN 89164203v5 to preliminary and permanent injunctive relief to prevent or restrain any such violation by the Executive and any and all persons directly or indirectly acting for or with her, as the case may be. Notwithstanding anything in this Agreement to the contrary, the protections of this Section 11.4 shall be limited such that the Company and the Bank will be afforded the maximum protections permitted under this Agreement, subject to the limitations as to enforceability arising under any federal or state statute or court ruling now in existence or hereafter adopted, and accordingly should not be construed to impose restrictions that are greater than those permissible under such laws. 12. Clawback Policy. All Severance Benefits shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with the terms of any applicable Company or Bank clawback policy, including without limitation the Company’s Incentive Compensation Recovery Policy, as it may be amended from time to time (the “Policy”), or any applicable law. An Executive’s receipt of Severance Benefits shall be deemed to constitute the Executive’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (a) the Policy or any similar policy established by the Company that may apply to the Executive and (b) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Executive’s express agreement that the Company and the Bank may take such actions as are necessary to effectuate the Policy, any similar policy or applicable law without further consideration or action. 13. Successors. This Agreement will inure to the benefit of and be binding upon the Bank and the Company and any of their respective successors and assigns. In view of the personal nature of the services to be performed under this Agreement by the Executive, the Executive will not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement. The Bank and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank or the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Bank and the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Bank” or “the Company” shall mean the Bank or the Company, as applicable, as hereinbefore defined and any successor to the Company’s or Bank’s business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. 14. Miscellaneous. 14.1 Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three (3) days after the date of mailing by United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

EMPLOYMENT AGREEMENT 15 BN 89164203v5 Company: OP Bancorp 1000 Wilshire Boulevard, Suite 500 Los Angeles, CA 90017-2457 Attn: Chairman of the Board Bank: Open Bank 1000 Wilshire Boulevard, Suite 500 Los Angeles, CA 90017-2457 Attn: Chairman of the Board with a copy to: Buchalter 60 E. South Temple Street, Suite 1200 Salt Lake City, UT 84111-1004 Attn: Marcus J. Williams, Esq. Executive: Sang K. Oh 1000 Wilshire Boulevard, Suite 500 Los Angeles, CA 90017-2457 14.2 Amendments or Additions. No amendment, modification or additions to this Agreement shall be binding unless in writing and signed by the parties hereto. 14.3 Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. 14.4 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 14.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same instrument. 14.6 Mediation. Prior to engaging in any legal or equitable litigation or other dispute resolution process, regarding any of the terms and conditions of this Agreement between the parties, or concerning the subject matter of the Agreement between the parties, each party specifically agrees to engage in good faith, in a mediation process at the expense of the Company, complying with the procedures provided for under California Evidence Code Sections 1115 through and including 1125, as then currently in effect. The parties further and specifically agree to use their best efforts to reach a mutually agreeable resolution of the matter. The parties understand and specifically agree that should any party to this Agreement refuse to participate in mediation for any reason, the other party will be entitled to seek a court order to enforce this provision in any court of appropriate jurisdiction requiring the dissenting party to attend, participate, and to make a good faith effort in the mediation process to reach a mutually agreeable resolution of the matter.

EMPLOYMENT AGREEMENT 16 BN 89164203v5 14.7 Arbitration. To the extent not resolved through mediation as provided in Section 14.6, all claims, disputes and other matters in question arising out of or relating to this Agreement, any termination of the Executive’s employment, the enforcement or interpretation of this Agreement, or because of an alleged breach, default, or misrepresentation in connection with any of the provisions of this Agreement, including (without limitation) any state or federal statutory claims, shall be resolved by binding arbitration in Los Angeles County, California, before a sole arbitrator (the “Arbitrator”) mutually selected by the parties from Judicial Arbitration and Mediation Services (“JAMS”) in accordance with the rules and procedures of JAMS then in effect. If JAMS is no longer able to supply the arbitrator, such arbitrator shall be mutually selected from the American Arbitration Association (“AAA”). The obligation of the parties to arbitrate pursuant to this Section shall be specifically enforced in accordance with, and shall be conducted consistently with the provisions of Title 9 of Part 3 of the California Code of Civil Procedure as the exclusive remedy of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief that the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator’s award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. 14.8 Attorneys Fees. In the event of litigation, arbitration or any other action or proceeding between the parties to interpret or enforce this Agreement, or any part thereof or relating to this Agreement, the prevailing party shall be entitled to recover its costs related to such action or proceeding and its reasonable fees of attorneys, accountants and expert witnesses incurred by such party in connection with any such action or proceedings. The prevailing party shall be deemed to be the party which obtains substantially the relief sought by final resolution, compromise or settlement, or as may otherwise be determined by order of a court of competent jurisdiction in the event of litigation, an award or decision of an arbitrator in the event of arbitration. 14.9 Entire Agreement. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Employer and contains all of the covenants and agreements between the parties with respect to the employment of the Executive by the Employer. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party. 14.10 Waiver. The failure of a party to insist on strict compliance with any of the terms, provisions, covenants, or conditions of this Agreement by another party shall not be deemed a waiver of any term, provision, covenant, or condition, individually or in the aggregate, unless such waiver is in writing, nor shall any waiver or relinquishment of any right or power at any one

EMPLOYMENT AGREEMENT 17 BN 89164203v5 time or times be deemed a waiver or relinquishment of that right or power for all or any other times. 14.11 Severability. If any provision in this Agreement is held by a court of competent jurisdiction or arbitrator to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. 14.12 Interpretation. This Agreement shall be construed without regard to the party responsible for the preparation of the Agreement and shall be deemed to have been prepared jointly by the parties. Any ambiguity or uncertainty existing in this Agreement shall not be interpreted against any party, but according to the application of other rules of contract interpretation, if an ambiguity or uncertainty exists. 14.13 Governing Law and Venue. The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, construction and effect of this Agreement. Any action which in any way involves the rights, duties and obligations of the parties hereunder and is not resolved by binding arbitration shall be brought in the courts of the State of California and venue for any action or proceeding shall be in Los Angeles County or in the United States District Court for the Southern District of California, and the parties hereby submit to the personal jurisdiction of said courts. 14.14 Effect of Termination on Certain Provisions. Upon the termination of this Agreement, the obligations of the Bank, the Company and the Executive hereunder shall cease except to the extent of the Bank’s or the Company’s obligation to make payments, if any, to or for the benefit of the Executive following termination, and provided that this Section 14 and Sections 4, 11 and 12 shall remain in full force and effect. 14.15 Advice of Counsel and Advisors. The Executive acknowledges and agrees that he has read and understands the terms and provisions of this Agreement and prior to signing this Agreement, he has had the advice of counsel and/or such other advisors as he deemed appropriate in connection with his review and analysis of such terms and provisions of this Agreement.

SIGNATURE PAGE TO EMPLOYMENT AGREEMENT S-1 BN 89164203v5 IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first indicated above. “COMPANY” OP BANCORP, a California bank holding company By: Name: Title: “BANK” OPEN BANK, a California banking corporation By: Name: Title: “EXECUTIVE” By: Sang K. Oh

EXHIBIT A – INDEMNIFICATION AGREEMENT A-1 BN 89164203v5 EXHIBIT A INDEMNIFICATION AGREEMENT

APPENDIX A – GENERAL RELEASE A-1 BN 89164203v5 APPENDIX A GENERAL RELEASE This General Release (“Agreement”) is made by and between OP Bancorp, (including each of the Releasees referenced below unless otherwise noted) (the “Company”) and Sang K. Oh (“Employee”) in complete, final, and binding settlement of all claims and potential claims, if any, with respect to their employment relationship. The Company and Employee may collectively be referred to herein as the “Parties.” ONE: Agreement This Agreement is based upon the following: A. Employee and Company entered into an Employment Agreement dated July 1, 2025 (“Employment Agreement”). B. Employee’s last day of employment with the Company is ________________ (the “Termination Date”). The Parties agree that Employee has no authority to act on behalf of the Company after the Termination Date. TWO: Consideration A. Severance Pay. Employee shall be paid the Severance Pay as defined in the Employment Agreement, and pursuant to its terms, starting on the first payroll period after the date of the expiration of any and all applicable revocation periods specified in Paragraph FIVE below (provided that Employee has not exercised any applicable revocation right specified in Paragraph FIVE). The Severance Pay is in the nature of severance pay and not for any work performed for the Company, and therefore shall not result in the accrual or payment of holiday pay, vacation pay, accrual of any kind of similar benefit, or any other additional benefits. B. COBRA. The Company will pay Employee’s health insurance premium for coverage to continue through __________________, in accordance with the federal Consolidated Omnibus Budget Reconciliation Act. C. No Further Compensation. The severance payment provided under this Section TWO shall be referred to as “Severance Payment.” Employee acknowledges and agrees that, except for the Severance Payment, Employee is not entitled to earn or receive any further compensation, payments or benefits from the Company (including, without limitation, vacation pay, sick pay, floating holiday pay, or any other Company benefits), whether it be for the period of Employee’s employment prior to the Termination Date or otherwise. Employee further acknowledges and agrees that but for this Agreement, Employee would not be entitled to the Severance Payment. THREE: Complete Release A. General Release. As a material inducement to the Company to enter into this Agreement and to provide the Severance Payment, Employee hereby irrevocably and

APPENDIX A – GENERAL RELEASE A-2 BN 89164203v5 unconditionally releases, waives and discharges the Company and each and all of the Company’s owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, former employees, representatives, attorneys, accountants, benefit plans, insurers, parent companies, divisions, subsidiaries, affiliates (and owners, stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, accountants, benefit plans and insurers of such parent companies, divisions, subsidiaries and affiliates) and all persons acting by, through, or under or in concert with any of them (collectively “Releasees”) from any and all individual, class, and/or representative claims, causes of action, demands, complaints and liabilities (including but not limited to attorney’s fees) of any kind whatsoever, whether now known or unknown, suspected or claimed, which Employee has or may claim to have against any Releasee relating to or arising out of any matter or thing which occurred on or prior to the date of execution of this Agreement, including, without limitation, any and all individual, class, and/or representative claims arising out of or relating to Employee’s employment with the Company and/or Employee’s employment separation. The released, waived, and discharged claims also include, but are not limited to individual, class and/or representative claims of any kind for unfair competition, wrongful discharge, constructive discharge, defamation, invasion of privacy, infliction of emotional distress, misrepresentation or fraudulent inducement, breach of any express or implied contract, claims arising under any Company handbook, manual, policy, or practice, any other claims for severance pay, attorney’s fees and costs, expenses, bonuses, back pay, future wage loss, and front pay, claims for wages, overtime, compensation, commissions, bonuses, or pay of any kind purportedly due to Employee for work performed during any and all periods of time prior to the date of this Agreement, as well as all associated liquidated damages, premiums, penalties, and interest, whether such claims are known or unknown, under any theory of law, including state law and federal law, claims for benefits under any employee benefit plan or program, claims for a breach of an implied covenant of good faith and fair dealing, claims for interference with contract, negligence, or claims under any other federal, state, municipal, or local insurance, human rights, civil rights, wage-hour, pension, or labor laws, rules or regulations, public policy, contract or tort laws, or any claim of retaliation under such laws, or any claim arising under common law, or under the constitution or any amendments thereto, or any other claim which could be asserted against the Releasee(s) or which arise out of the Employee’s employment relationship with the Company or the termination of that employment relationship. B. Release of Federal & State Statutes. The released, waived, and discharged claims also include, but are not limited to, all individual, class and/or representative claims of any kind arising under Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act; the Equal Pay Act; the Employee Retirement Income Security Act (ERISA), as amended; the Age Discrimination in Employment Act of 1974, as amended; the Family and Medical Leave Act; the Fair Labor Standards Act; the Worker Adjustment and Retraining Notification Act (WARN Act); the Reconstruction Era Civil Rights Act, as amended; the Sarbanes-Oxley Act; the Occupational Safety and Health Act; the Health Insurance Portability and Accountability Act; the California Fair Employment and Housing Act; the California Family Rights Act; the California Labor Code (including, without limitation, Section 132a and Sections 1400-1408); the California Business & Professions Code Section 17200 et seq.; or any other federal, state, municipal and/or local statutes, regulations, or ordinances of any kind. C. Release of Monetary Recovery for Claims Brought on Employee’s Behalf. This release covers not only any and all individual, class and/or representative claims Employee ever

APPENDIX A – GENERAL RELEASE A-3 BN 89164203v5 had or now has against any Releasee, but it also covers any such claim for a monetary recovery asserted on Employee’s behalf by any other person or entity, including, without limitation, any government agency, and Employee waives the right to any such monetary recovery. D. To the extent Employee releases persons or entities not signatory to this Agreement, Employee acknowledges and agrees that Employee’s general release is made for each of their benefit and use. E. The Company and Employee acknowledge and agree that Employee’s general release does not cover any claims that cannot lawfully be waived or released by Employee. FOUR: Waiver of Known and Unknown Claim, Including A Specific Waiver of California Civil Code Section 1542 Employee expressly waives all rights afforded by any statute (such as Section 1542 of the Civil Code of the State of California or any other comparable state statute) which limits the effect of a release with respect to unknown claims. Employee understands the significance of Employee’s release of unknown claims and Employee’s waiver of statutory protection against a release of unknown claims (such as under Section 1542 of the California Civil Code or under any other comparable state statute). For instance, Employee expressly waives any and all rights and benefits under Section 1542 of The Civil Code of the State of California, which states as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR. Employee hereby specifically acknowledges and agrees that Employee’s waiver of known and unknown claims and of Section 1542 of the Civil Code of the State of California is knowing and voluntary. FIVE: Acknowledgment of Rights and Waiver of Claims Under the Age Discrimination In Employment Act (“ADEA”) Employee acknowledges and agrees that Employee is knowingly and voluntarily waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and pursuant to the Older Workers Benefit Protection Act. Employee also acknowledges that the consideration given for the waiver and release in this Agreement is in addition to anything of value to which Employee already is entitled, and that, but for this Agreement, Employee would not be entitled to the consideration set forth in Section TWO of this Agreement. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee’s waiver and release does not apply to any claims that arise after Employee’s execution of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has twenty-one (21) calendar days from Employee’s receipt of the Agreement to consider this Agreement (although Employee may by Employee’s own choice

APPENDIX A – GENERAL RELEASE A-4 BN 89164203v5 execute this Agreement earlier, but may not execute this agreement before Employee’s last day of work for the Company); (d) changes to the terms of the Agreement, whether material or immaterial, will not restart this twenty-one (21) day period; (e) Employee has seven (7) calendar days following Employee’s execution of this Agreement to revoke it in writing; and (f) this Agreement shall not be effective and enforceable unless and until the seven (7) day revocation period has expired without revocation of the Agreement by Employee (“Effective Date”). Employee may revoke this Release within seven (7) calendar days only by giving the Company formal, written notice of Employee’s revocation of this Release (by Certified Mail and/or email) to Attention: __________________________________________. Such notice must be received by the Company before the expiration of the seven (7) day revocation period referenced above. SIX: Non Admission of Liability Neither the transfer of any consideration, the doing of any of the acts referred to in this Agreement, nor anything else contained herein shall be taken or construed to be an admission on the part of the Parties, or any of them, of any wrongdoing, claims, liabilities, obligations, damages, losses or expenses that could have been asserted in any claim, demand, debt, account, cause of action and/or obligation of any kind whatsoever. SEVEN: Non-Disparagement; Survival A. Employee shall not engage in any disparagement or vilification of the Releasees, and shall refrain from making any false, negative, critical or disparaging statements, implied or expressed, concerning the Releasees, including regarding management style, methods of doing business, the quality of products and services, role in the community, or treatment of employees. Employee shall do nothing that would damage the Company’s business reputation or goodwill. B. Employee acknowledges and agrees that Sections 4, 11, 12 and 14 of the Employment Agreement survive termination of Employee’s employment and remain in full force and effect. EIGHT: Covenant Not to Sue A. A “covenant not to sue” is a legal term that means Employee promises not to file a lawsuit in court. It is different from the release of claims and waiver of rights contained above. Besides waiving and releasing the claims covered above, Employee shall never sue the Releasees in any forum for any reason covered by the Release. Notwithstanding this covenant not to sue, Employee may bring a claim against the Company to enforce this Agreement, to challenge the validity of this Agreement under the ADEA or for any claim that arises after execution of this Agreement. If Employee sues any of the Releasees in violation of this Agreement, Employee shall be liable to them for their reasonable attorneys’ fees and costs (including the costs of experts, evidence, and counsel) and other litigation costs incurred in defending against Employee’s suit. In addition, if Employee sues any of the Releasees in violation of this Agreement, the Company can require Employee to return all but a sum of $100 of the Severance Pay, which sum is, by itself, adequate consideration for the promises and covenants in this Agreement. In that event, the Company shall have no obligation to make any further Severance Payments.

APPENDIX A – GENERAL RELEASE A-5 BN 89164203v5 B. Notwithstanding the foregoing, Employee is not waiving the right to report possible securities law violations to the Securities and Exchange Commission and other governmental agencies or the right to receive any resulting whistleblower awards. C. If Employee has previously filed any lawsuit against any of the Releasees, Employee shall immediately take all necessary steps and execute all necessary documents to withdraw or dismiss such lawsuit to the extent Employee’s agreement to withdraw, dismiss, or not file a lawsuit would not be a violation of any applicable law or regulation. NINE: Entire Agreement The Employment Agreement and this Agreement supersedes any and all prior agreements or understandings between the Employee and the Company. This Agreement may only be amended or modified by a written document signed by the Employee and the Company. Employee acknowledges and agrees that the Company has made no representations or promises to Employee other than those expressly set forth in this Agreement. TEN: Right to Consult an Attorney Employee acknowledges and agrees that Employee (i) has been advised and is hereby advised to consult with an attorney prior to signing this Agreement; and (ii) is signing this Agreement knowingly and voluntarily after having had the opportunity to consult with Employee’s independent legal counsel, with the intent to be legally bound by its terms. ELEVEN: Future Cooperation In connection with any and all claims, disputes, negotiations, governmental, internal or other investigations, lawsuits, or administrative proceedings (the “Legal Matters”) involving the Company or any affiliate, or any of their current or former officers, employees or board members (collectively, the “Disputing Parties” and, individually, each a “Disputing Party”), Employee shall make himself reasonably available, upon reasonable notice from the Company and without the necessity of subpoena, to provide information and documents, provide declarations and statement regarding a Disputing Party, meet with attorneys and other representatives of a Disputing Party, prepare for and give depositions and testimony, and otherwise cooperate in the investigation, defense, and prosecution of any and all such Legal Matters, as may, in the good faith and judgment of the Company, be reasonably requested. The Company shall consult with Employee and make reasonable efforts to schedule such assistance so as not to materially disrupt Employee’s business and personal affairs. The Company shall reimburse all reasonable expenses incurred by Employee in connection with such assistance, including travel, meals, rental car, and hotel expenses, if any; provided such expenses are approved in advance by the Company and are documented in a manner consistent with expense reporting policies of the Company as may be in effect from time to time. TWELVE: Enforcement Employee stipulates that breach by Employee of restrictions and requirements under this Agreement will cause irreparable damage to the Releasees in the case of Employee’s breach and that the Company would not have entered into this Agreement without binding Employee to these restrictions and requirements. In the event of Employee’s breach of this Agreement, in addition to

APPENDIX A – GENERAL RELEASE A-6 BN 89164203v5 any other remedies the Company may have, and without bond and without prejudice to any other rights and remedies that the Company may have for Employee’s breach of this Agreement, the Company shall be relieved of any obligation to provide Severance Payment and shall be entitled to an injunction to prevent or restrain any such violation by Employee and all persons directly or indirectly action for or with Employee. Employee stipulates that the restrictive period for with the Company is entitled to an injunction shall be extended in for a period that equals the time period during which Employee is or has been in violation of the restrictions contained herein. THIRTEEN: Miscellaneous A. In the event that either Party commences mediation, arbitration, or litigation to enforce or protect such Party’s rights under this Agreement, the prevailing Party in any such action shall be entitled to recover reasonable attorneys’ fees and costs (including the costs of experts, evidence, and counsel) and other costs relating to such action, in addition to all other entitled relief, including damages and injunctive relief. B. Should any portion of this Agreement be declared or determined by any court or arbitrator to be illegal, invalid or unenforceable, the illegal, invalid, or unenforceable portion of this Agreement shall be interpreted as narrowly as possible and shall be deemed stricken and severed from this Agreement, and all other parts, terms, provisions and portions of this Agreement shall remain unaffected and shall be given full force and effect. C. This Agreement may be executed and delivered in two or more counterparts, each of which when so executed and delivered shall be deemed original, but such counterparts together shall constitute one and the same instrument. D. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any Party, and shall be construed without any consideration as to which Party drafted it. E. The titles of various sections in this Agreement are intended solely for convenience of reference, and are not intended and shall not be deemed for any purpose whatsoever to modify, explain or place construction upon any of the provisions of this Agreement and shall not affect the meaning or interpretation of this Agreement.

APPENDIX A – GENERAL RELEASE A-7 BN 89164203v5 EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS HAD A REASONABLE AMOUNT OF TIME TO REFLECT ON AND CONSIDER SIGNING THIS AGREEMENT, THAT EMPLOYEE HAS CAREFULLY READ AND CONSIDERED THIS AGREEMENT, THAT EMPLOYEE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO EMPLOYEE TO SIGN THIS AGREEMENT ARE THOSE STATED AND CONTAINED IN THIS AGREEMENT, AND THAT EMPLOYEE IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY, AFTER HAVING HAD THE OPPORTUNITY FOR CONSULTATION WITH INDEPENDENT LEGAL COUNSEL, WITH THE INTENT TO BE LEGALLY BOUND BY ITS TERMS. Sang K. Oh Date signed: OP Bancorp By: Name: Title: Date signed:

1 BN 89169750v1 OFFICER INDEMNIFICATION AGREEMENT Indemnification Agreement (this “Agreement”), dated as of July 1, 2025, between OP Bancorp, a California corporation (“OP Bancorp”), Open Bank, a California chartered commercial bank (the “Bank” and together with OP Bancorp, the “Company”) and Sang K. Oh (“Indemnitee”). RECITALS A. Indemnitee is a member of the Company’s board of directors (“Board”) and is assuming the role of Chief Executive Officer of the Company and its wholly owned banking subsidiary, Open Bank, and in such capacity will be performing valuable services to and for the benefit of the Company. B. Competent and experienced persons are reluctant to serve or to continue to serve as directors and officers of corporations or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities on behalf of the corporation. C. The Board has determined (i) that recent and developing litigation trends will make it more difficult to attract and retain competent and experienced persons to serve as directors and officers of the Company, (ii) that this situation is detrimental to the best interests of the Company’s shareholders, and (iii) that the Company should act to assure such persons that there will be increased certainty of adequate protection in the future. D. Indemnitee’s willingness to serve as a fiduciary to the Company and/or its subsidiaries is predicated, in substantial part, upon the Company’s willingness to indemnify him or her to the fullest extent permitted by the laws of the State of California and upon the other undertakings set forth in this Agreement. E. The Company’s Articles of Incorporation (“Articles”) and Amended and Restated Bylaws, as amended, (“Bylaws”), provide for the indemnification of the directors of the Company to the fullest extent permitted by applicable law, including the California Corporations Code (“CCC“). F. The Bylaws and the CCC specifically provide that they are not exclusive sources of indemnification and thereby contemplate that contracts may be entered into between the Company and its officers and directors with respect to indemnification. G. Federal banking laws and regulations, including without limitation 12 CFR Part 359, identify certain “prohibited indemnification payments,” and the Company and Indemnitee desire to avoid indemnification arrangements that would convey a material risk of either violation of such regulations or unnecessary limitations on the rights of Indemnitee. H. This Agreement is a supplement to and in furtherance of the Articles and Bylaws, and the CCC, and shall not be deemed a substitute therefore, nor to diminish or abrogate any rights of Indemnitee thereunder. AGREEMENT NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows: ARTICLE 1 CERTAIN DEFINITIONS (A) As used in this Agreement: “agent” shall mean any person who is or was a director, officer, or employee of the Company or a subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person

OFFICER INDEMNIFICATION AGREEMENT 2 BN 89169750v1 serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other Enterprise at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company. “Change in Control” shall be deemed to have occurred upon the earliest to occur after the date of this Agreement of any of the following events: (i) there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) under the Exchange Act, regardless of whether the Company is then subject to such reporting requirement; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall have become, without prior approval of the Board, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities (provided that as used in this clause (ii), the term “person” shall exclude the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and any corporation or other entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company); (iii) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 51% of the combined voting power of the voting securities of the surviving or resulting entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving or resulting entity; (iv) all or substantially all the assets of the Company are sold or otherwise disposed of in a transaction or series of related transactions; (v) the approval by the shareholders of the Company of a complete liquidation of the Company or the sale or other disposition of all or substantially all of the assets of the Company; or (vi) the individuals who on the date hereof constitute the Board (including, for this purpose, any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date hereof or whose election or nomination was so approved) cease for any reason to constitute at least a majority of the members of the Board. “Corporate Status” means the status of a person who is or was a director, officer, employee or agent of the Company or who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise. “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee. “Enterprise” means the Company and any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other person or enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Expenses” means all costs and expenses (including, without limitation, fees and expenses of counsel, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement) incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding, or in connection with seeking indemnification under this Agreement. Expenses shall include Expenses incurred in connection with any appeal resulting from any Proceeding including, without limitation, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent. “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither currently is, nor in the five years previous to its selection or appointment has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification or advancement of expenses hereunder. Notwithstanding

OFFICER INDEMNIFICATION AGREEMENT 3 BN 89169750v1 the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. “Liabilities” means all judgments, fines (including any excise taxes assessed with respect to any employee benefit plan), penalties and amounts paid in settlement and other liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts) arising out of or in connection with any Proceeding or any claim, issue or matter therein; provided that Liabilities shall not include any Expenses. “person” means an individual, corporation, partnership, limited liability company, association, trust, natural person or any other entity or organization. “Proceeding” includes any threatened, pending or completed action, suit or other proceeding (which shall include an arbitration or other alternate dispute resolution mechanism or an inquiry, investigation or administrative hearing), whether civil, criminal, administrative or investigative (whether formal or informal) in nature (including any appeal therefrom) and whether instituted by or on behalf of the Company or any other party, in any such case, in which Indemnitee was, is or may be involved as a party, potential party, non-party witness or otherwise by reason of any Corporate Status of Indemnitee or by reason of any action taken (or failure to act) by Indemnitee or on Indemnitee’s part while serving in any Corporate Status (in each case, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this Agreement), or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or other proceeding. (B) For the purposes of this Agreement: References to the “Company” shall include each and every direct and indirect subsidiary of the Company, in addition to the surviving or resulting corporation in any merger or consolidation, any constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another entity, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the surviving or resulting corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued. References to “director, officer, employee or agent” shall include, but not be limited to, a trustee, general partner, managing member, fiduciary or board of directors’ committee member. References to “serving at the request of the Company” shall include, but not be limited to, any service as a director, officer, employee or agent of the Company or any other entity which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary thereto. ARTICLE 2 SERVICES BY INDEMNITEE; APPLICABILITY TO EARLIER ACTS Section 2.1 Services By Indemnitee. Indemnitee hereby agrees to serve or continue to serve as a director and as the Chief Executive Officer of the Company and the Bank, for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is removed or his or her employment is terminated. This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee. This Agreement is effective as to all acts taken or omitted to be taken by Indemnitee while serving as a director and employee of the Company and the Bank prior to the date hereof, and with respect to claims asserted from and after the date of this Agreement, this Agreement shall supersede in its entirety the terms and

OFFICER INDEMNIFICATION AGREEMENT 4 BN 89169750v1 conditions of any and all prior indemnification agreements, but shall be in addition to, and not in limitation or derogation of, rights to indemnification available under the Articles, the Bylaws and the CCC. This Agreement also shall remain in force after Indemnitee has ceased to serve as a director/officer of the Company in accordance with its terms, and shall apply to Indemnitee’s service as a member of any committee or subcommittee of the Board and/or as an officer, director, manager, partner or in any analogous role with respect to any of the Company’s subsidiaries. Section 2.2 Applicability to Earlier Acts. This Agreement shall be effective as of the date set forth on the first page, and this Agreement applies to any Liabilities, that occurred prior to or after such date if Indemnitee was an officer, director, employee or agent of Company, or was serving at the request of Company as a director, officer, employee or agent for another Enterprise, at the time such Liabilities occurred. To the extent this Agreement amends, restates or otherwise supersedes any previous contractual right to indemnification, the acts to which this Agreement applies shall be deemed to relate back to the earliest date on which such previous contractual right would have applied or would be deemed to have applied. ARTICLE 3 INDEMNIFICATION Section 3.1 General. Except as otherwise provided in this Article 3, if Indemnitee was, is or becomes a party to, or was or is threatened to be made a party to, or was or is otherwise involved in, any Proceeding, the Company will indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, interpreted or replaced (but in the case of any such amendment, interpretation or replacement, only to the extent that such amendment, interpretation or replacement permits the Company to provide broader indemnification rights than were permitted prior thereto), against any and all Expenses and Liabilities, and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are paid or incurred by Indemnitee in connection with such Proceeding. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by law” will include to the fullest extent permitted by Section 317 of the CCC or any Section that replaces or succeeds Section 317 of the CCC with respect to such matters and any applicable Federal or State banking law, statute rule or regulation, including without limitation 12 CFR Part 359; provided, however, that with respect to limitations imposed by the regulation cited in the preceding clause, the provisions of Section 3.4(d) shall apply. The indemnification provided for in this Section 3.1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, employee, agent or controlling person of the Indemnitee. Section 3.2 Indemnification of Successful Party. To the extent that Indemnitee is a party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection therewith. If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with each successfully resolved claim, issue or matter and any claim, issue or matter related to each such successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 3.2 and without limitation, the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, settlement or plea of nolo contendre with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter. Section 3.3 Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, the Company will indemnify Indemnitee against all Expenses paid or incurred by Indemnitee on his or her behalf in connection therewith. Section 3.4 Exclusions. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated under this Agreement to indemnify in connection with any of the following matters. (a) Any claim made against Indemnitee for reimbursement to the Company of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company in each case as required under the Exchange Act (including any such reimbursements that arise from an

OFFICER INDEMNIFICATION AGREEMENT 5 BN 89169750v1 accounting restatement of the Company as provided in the Company’s Incentive Compensation Recovery Policy or any law, rule or regulation requiring the Company to seek disgorgement of such compensation). (b) For an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or any similar successor statute, provided that the foregoing shall not relieve the Company of its obligations to provide for advance of Expenses in accordance with Section 4.1 unless the party making the determination of entitlement to indemnification pursuant to Article 5 of this Agreement reasonably determines that Indemnitee clearly violated Section 16(b) and must disgorge the profits to the corporation. Notwithstanding anything to the contrary stated or implied in this Section 3.4(b), indemnification pursuant to this Agreement relating to any Proceeding against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any Proceeding that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws. (c) Except as contemplated by Section 6.2, any action, suit or other proceeding (or part thereof) initiated by Indemnitee (including any such action, suit or other proceeding (or part thereof) initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees), unless (i) the Board authorized the action, suit or other proceeding (or part thereof) prior to its initiation (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) unless the Proceeding is instituted after a Change in Control (other than a Change in Control approved by a majority of the directors on the Board who were directors immediately prior to such Change in Control). (d) Any payment that would constitute a “prohibited indemnification payment” as defined in 12 CFR 359.1(l); provided, however, that in the event the Board, upon the advice of legal counsel to the Company or the affected subsidiary, or based on the written opinion of Independent Counsel, determines that there exists a material risk that the payment of Expenses pursuant to this Agreement would constitute a prohibited indemnification payment, the Board or the affected subsidiary shall, without the participation of Indemnitee (other than as expressly permitted by 12 CFR 359.5(b)): (i) assess in good faith whether Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and its subsidiaries; and (ii) determine whether the payment of its obligations hereunder would materially and adversely affect the safety and soundness of the Company and its banking subsidiaries. In the event the circumstances giving rise to the indemnification payments under this Agreement are subject to 12 CFR 359.5(c) or (d), the Board shall promptly seek the retention and appointment of Independent Counsel to render an opinion as to the permissibility of such indemnification payments and, in the event of a favorable opinion, shall cause the Company promptly to comply with its obligations hereunder. (e) Any claim, issue or matter in a Proceeding by or in the right of the Company to procure a judgment in its favor as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the court shall determine. ARTICLE 4 ADVANCEMENT OF EXPENSES; DEFENSE OF CLAIMS Section 4.1 Advances. Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by law, any Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding within 30 days after receipt by the Company of a written request for advancement of expenses, which request may be delivered to the Company at such time and from time to time (whether prior to or after final disposition of any such Proceeding). Advances shall be made without regard to Indemnitee’s ability to repay such amounts and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement, the Articles, or Bylaws, or applicable laws. Any such advances shall be made on an unsecured basis and be interest free. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. This Section 4.1 shall not apply to any claim made by Indemnitee for which indemnity is excluded

OFFICER INDEMNIFICATION AGREEMENT 6 BN 89169750v1 pursuant to Section 3.4 of this Agreement. The Company’s obligations under this Section 4.1 shall continue until final disposition of any Proceeding, including any appeal. Section 4.2 Repayment of Advances or Other Expenses. Indemnitee agrees that Indemnitee shall reimburse the Company for all amounts advanced by the Company pursuant to Section 4.1 if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Notwithstanding the foregoing, if Indemnitee seeks a judicial adjudication or an arbitration pursuant to Section 6.1(a), Indemnitee shall not be required to reimburse the Company pursuant to this Section 4.2 until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made. The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. No other form of undertaking shall be required other than the execution of this Agreement. ARTICLE 5 PROCEDURES FOR NOTIFICATION OF AND DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION Section 5.1 Request For Indemnification. (a) Indemnitee shall notify the Company in writing as soon as reasonably practicable (i) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or (ii) if the Company has not been previously notified, after receipt of written notice of any other matter with respect to which Indemnitee intends to seek indemnification or advancement of expenses under Section 3.1 and Section 4.1. The written notification to the Company shall include a description of the nature of the Proceeding and the facts underlying the Proceeding. The omission by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company. (b) Indemnitee may deliver to the Company a written request for indemnification pursuant to this Agreement. Subject to Section 5.2(e), such request may be delivered from time to time as Indemnitee deems appropriate in his or her sole discretion. Section 5.2 Determination of Right to Indemnification. (a) Upon written request for indemnification by Indemnitee with respect to a proceeding, the Board shall determine whether Indemnitee is entitled thereto, which determination shall be conducted in accordance with Section 3.4(d) if applicable. If a Change in Control shall not have occurred, such determination shall be made (i) by a majority vote of a quorum consisting of the Disinterested Directors, (ii) if there is no quorum of Disinterested Director or the quorum of Disinterested Directors so direct, by Independent Counsel or (iii) if so directed by the Board, by the shareholders of the Company. If a Change in Control shall have occurred, such determination shall be made by Independent Counsel. Any determination made by Independent Counsel pursuant to this Section 5.2(a) shall be in the form of a written opinion to the Board, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate with the person or persons making such determination including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. (b) If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 5.2(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel

OFFICER INDEMNIFICATION AGREEMENT 7 BN 89169750v1 shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the party receiving the notice may, within 10 days after receipt thereof, deliver to the other a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Article 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a proper and timely objection is made, the counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6.1, an arbitration) has determined that such objection is without merit. If, within 20 days after receipt by the Company of a request for indemnification pursuant to Section 5.1(b), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 6.1, an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section and to indemnify such person against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for gross negligence or willful misconduct. (c) The person, persons or entity chosen to make a determination under this Agreement of the Indemnitee’s entitlement to indemnification will act reasonably and in good faith in making such determination. Nothing in this Agreement shall require any determination of entitlement to indemnification to be made prior to the final disposition of any Proceeding. (d) If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination. (e) Indemnitee will be required to submit any request for Indemnification pursuant to this Article 5 within a reasonable time, not to exceed 2 years, after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere (or its equivalent) or other full or partial final determination or disposition of the Proceeding (with the latest date of the occurrence of any such event to be considered the commencement of the two year period). Section 5.3 Presumptions and Burdens of Proof; Effect of Certain Proceedings. (a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall, to the fullest extent not prohibited by law, be entitled to a presumption that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 5.1, and anyone seeking to overcome this presumption shall, to the fullest extent not prohibited by law, have the burden of proof and of persuasion. If making a determination with respect to entitlement to indemnification hereunder which under this Agreement, the Articles, Bylaws or applicable law requires a determination of Indemnitee’s good faith and/or whether Indemnitee acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, the person, persons or entity making such determination will presume that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption will have the burden of proof and of persuasion. (b) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that Indemnitee did not satisfy any applicable standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by this Agreement or applicable law. (c) For purposes of any determination of good faith, to the fullest extent permitted by law, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, as applicable, including financial statements, or on information supplied to Indemnitee by the officers of such entity in the course of their duties, or on the advice of legal counsel for such entity or on information or records

OFFICER INDEMNIFICATION AGREEMENT 8 BN 89169750v1 given or reports made to such entity by an independent certified public accountant, appraiser or other expert selected with reasonable care by such entity. The provisions of this Section 5.3(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met any applicable standard of conduct to be indemnified pursuant to this Agreement. (d) The knowledge or actions or failure to act of any director, officer, employee or agent of the Enterprise other than Indemnitee shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement. (e) If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after the Company’s receipt of Indemnitee’s notice of request for indemnification as provided in Section 5.2(a), the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 5.1(b) and Section 5.2(a) or an omission of a material fact necessary in order to make the information provided not misleading, or (ii) a prohibition of such indemnification under applicable law; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto. Provided, further, that the foregoing provisions of this Section 5.3(e) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 5.2(a) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5.2(b) of this Agreement. ARTICLE 6 REMEDIES OF INDEMNITEE Section 6.1 Adjudication or Arbitration. (a) Indemnitee shall be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association) of any determination pursuant to Section 5.2 that Indemnitee is not entitled to indemnification under this Agreement, or of any determination that Indemnitee is not entitled to advancement of Expenses pursuant to Article 4. Any such adjudication shall be conducted in all respects as de novo trial or arbitration on the merits, and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of Expenses, be a defense or otherwise adversely affect Indemnitee. In any such judicial proceeding or arbitration, the provisions of Section 5.3 (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply. (b) Indemnitee shall also be entitled to adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through arbitration as described above) of any other disputes under this Agreement. (c) If a determination shall have been made pursuant to Section 5.2 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6.1, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 5.1 and Section 5.2(a) or an omission of a material fact necessary in order to make the information provided not misleading, or a prohibition of such indemnification under applicable law. (d) In connection with any judicial proceeding or arbitration commenced pursuant to this Section 6.1, the Company shall, to the fullest extent not prohibited by law, not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or

OFFICER INDEMNIFICATION AGREEMENT 9 BN 89169750v1 enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement. Section 6.2 Expenses if Indemnitee Seeks Adjudication. In the event that Indemnitee, pursuant to this Article 6, seeks a judicial adjudication or arbitration of his or her rights under, or to recover damages for breach of, this Agreement, any other agreement for indemnification, the indemnification or advancement of expenses provisions in the Articles or Bylaws, payment of Expenses in advance or contribution hereunder or to recover under any director and officer liability insurance policies maintained by the Company, the Company will, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee against any and all Expenses which are paid or incurred by Indemnitee in connection with such judicial adjudication or arbitration, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, payment of Expenses in advance or contribution or insurance recovery. In addition, if requested by Indemnitee, the Company will (within 5 days after receipt by the Company of the written request therefor), advance such as Expense, to the fullest extent permitted by law. ARTICLE 7 DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE Section 7.1 Company Insurance. Subject to Section 7.3, for the duration of Indemnitee’s service as a director and/or officer of the Company, and thereafter for so long as Indemnitee shall be subject to any pending or possible Proceeding, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to cause to be maintained in effect policies of directors’ and officers’ liability insurance providing coverage for directors and/or officers of the Company that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance as of the date of this Agreement. The minimum AM Best rating for the insurance carriers of such insurance carrier shall be not less than A-VI. The availability, cost, and effectiveness of insurance as required by this Article 7 shall not operate in mitigation or excuse of the Company’s obligations hereunder. Section 7.2 Notice to Insurers. If, at the time of receipt by the Company of a notice from any source of a Proceeding as to which Indemnitee is a party or participant, the Company will give notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies, and the Company will provide Indemnitee with a copy of such notice and copies of all subsequent correspondence between the Company and such insurers related thereto. The Company will thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Section 7.3 Insurance Not Required. Notwithstanding Section 7.1, the Company will have no obligation to obtain or maintain the insurance contemplated by Section 7.1 if the Board determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionately high compared to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company will promptly notify Indemnitee of any such determination not to provide insurance coverage. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a period of 6 years thereafter, which policies shall be placed by the insurance broker who initially placed each respective policy then in place at the time of such Change in Control. ARTICLE 8 DEFENSE OF PROCEEDINGS Section 8.1 Company Assuming the Defense. Subject to Section 8.2 below, in the event the Company is obligated to pay in advance the Expenses of any Proceeding pursuant to Article 4, the Company will be entitled, by written notice to Indemnitee, to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval will not be unreasonably withheld. The Company will identify the counsel it proposes to employ in connection with such defense as part of the written notice sent to Indemnitee notifying Indemnitee of the Company’s

OFFICER INDEMNIFICATION AGREEMENT 10 BN 89169750v1 election to assume such defense, and Indemnitee will be required, within 10 days following Indemnitee’s receipt of such notice, to inform the Company of its approval of such counsel or, if it has objections, the reasons therefor. If such objections cannot be resolved by the parties, the Company will identify alternative counsel, which counsel will also be subject to approval by Indemnitee in accordance with the procedure described in the prior sentence. To the fullest extent permitted by law and subject to the other provisions of this Agreement, Company’s assumption of the defense of an action, suit, claim or proceeding in accordance with this Section 8.1 will constitute an irrevocable acknowledgment by Company that all Liabilities and Expenses actually and reasonably incurred by or for the account of Indemnitee in connection therewith are indemnifiable by Company under Section 3.1. Section 8.2 Right of Indemnitee to Employ Counsel. Following approval of counsel by Indemnitee pursuant to Section 8.1 and retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that if, under applicable laws and rules of attorney professional conduct, there exists a potential, but not actual, conflict of interest between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of the defense or representation by such counsel retained by the Company and Indemnitee, the Company’s indemnification and expense advancement obligations to Indemnitee under this Agreement shall include reasonable legal fees and reasonable costs incurred by Indemnitee for separate counsel retained by Indemnitee to monitor the litigation; provided, further, that if such counsel retained by Indemnitee reasonably concludes that there is an actual conflict between the Company (or any other person or persons included in a joint defense) and Indemnitee in the conduct of such defense or representation by such counsel retained by the Company, such counsel may assume Indemnitee’s defense in such proceeding and the Company will be liable for the fees and expenses of such counsel. The existence of an actual or potential conflict, and whether any such conflict may be waived, shall be determined pursuant to the rules of attorney professional conduct and applicable law. Section 8.3 Company Not Entitled to Assume Defense. Notwithstanding Section 8.1, the Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or any Proceeding as to which Indemnitee has reasonably made the conclusion concerning an actual conflict to interest described in Section 8.2. ARTICLE 9 SETTLEMENT Section 9.1 Company Bound by Provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company will have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent, which consent shall not be unreasonably withheld. Section 9.2 When Indemnitee’s Prior Consent Required. The Company will not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission of fault of Indemnitee, any non-monetary remedy imposed on Indemnitee or a Liability for which Indemnitee is not wholly indemnified hereunder, or (ii) with respect to any Proceeding with respect to which Indemnitee may be or is made a party or a participant or may be or is otherwise entitled to seek indemnification hereunder, does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release will be in form and substance reasonably satisfactory to Indemnitee. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement; provided, however, Indemnitee may withhold consent to any settlement that does not provide a full and unconditional release of Indemnitee from all liability in respect of such Proceeding. ARTICLE 10 MISCELLANEOUS Section 10.1 Nonexclusivity of Rights. The rights of indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the Articles or Bylaws, any other agreement, any vote of shareholders or resolution of the

OFFICER INDEMNIFICATION AGREEMENT 11 BN 89169750v1 Board or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the CCC, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under this Agreement, it is the intent of the parties hereto that Indemnitee shall be entitled under this Agreement to the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Section 10.2 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable Expenses related thereto will be borne by the Company). Section 10.3 No Duplicative Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. Section 10.4 Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on his or her behalf, whether for Liabilities and/or Expenses in connection with a Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such action, suit or other proceeding in order to reflect the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or the relative fault of the Company (and its directors, officers, employees and agents other than the Indemnitee) and Indemnitee in connection with such event(s) and/or transaction(s). To the fullest extent permitted by law, the Company will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other officers, directors or employees of the Company (other than Indemnitee) who may be jointly liable with Indemnitee for any Liability or Expense arising from a Proceeding. Section 10.5 Information. If the Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, to the extent permitted by applicable law, the Company shall share with Indemnitee any information it has furnished to any third parties concerning the investigation provided that, in the case of an officer, Indemnitee continues to serve as an officer of the Company at the time such information is so furnished. Section 10.6 Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern. Section 10.7 Amendment. This Agreement may not be modified, supplemented, or amended except by a written instrument executed by or on behalf of each of the parties hereto. Section 10.8 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege

OFFICER INDEMNIFICATION AGREEMENT 12 BN 89169750v1 hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Section 10.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters covered herein and supersedes all prior oral or written understandings or agreements with respect to the matters covered herein (including any indemnification agreements entered into between the Company and Indemnitee before the date of this Agreement). This Section 10.9 shall not be construed to limit any other rights Indemnitee may have preserved in Section 10.1. Section 10.10 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Section 10.11 Duration of Agreement. This Agreement will continue until and terminate upon the latest of (a) the statute of limitations applicable to any claim that could be asserted against an Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an advancement of Expenses under this Agreement, (b) 10 years after the date that Indemnitee has ceased to serve as a director or officer of the Company or as a director, officer, employee, partner, member, manager, fiduciary or agent of any other Enterprise which Indemnitee served at the request of the Company, or (c) if, at the later of the dates referred to in (a) and (b) above, there is pending a Proceeding in respect of which Indemnitee is granted rights of indemnification or the right to an advancement of Expenses under this Agreement or a Proceeding commenced by Indemnitee pursuant to Article 6 of this Agreement, one year after the final termination of such Proceeding, including any and all appeals. Section 10.12 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, to the addresses set forth on the signature page of this Agreement (or to such other address as any party may give in a notice given in accordance with the provisions hereof). All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective. Section 10.13 Specific Performance; Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any state or federal court siting in San Francisco, California having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

OFFICER INDEMNIFICATION AGREEMENT 13 BN 89169750v1 Section 10.14 Assignment; Binding Effect; Third Party Beneficiaries. (a) No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed invalid and not binding on such other parties; provided, however, that the Company may assign all (but not less than all) of its rights, obligations and interests hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Company by purchase, merger, consolidation or otherwise and will cause such successor to be bound by and expressly assume the terms and provisions hereof. (b) All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors, permitted assigns, heirs, executors and personal and legal representatives. (c) There are no third party beneficiaries having rights under or with respect to this Agreement. (d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. (e) The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity pertaining to any indemnifiable event hereunder even though Indemnitee may have ceased to serve in such capacity at the time of any Proceeding. Section 10.15 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to its conflict of laws rules. Section 10.16 Headings. The Article and Section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof. Section 10.17 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Section 10.18 Reference to Law; Use of Certain Terms. Any reference to any law will be deemed also to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph, section, subsection, or other subdivision. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Time is of the essence in the performance of this Agreement.

SIGNATURE PAGE TO OFFICER INDEMNIFICATION AGREEMENT S-1 BN 89169750v1 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written. OP BANCORP By: Min J. Kim Chair of the Board Address: 1000 Wilshire Blvd, Suite 500 Los Angeles, CA 90017 Facsimile: 213-892-1199 Attention: Corporate Secretary OPEN BANK By: Min J. Kim Chair of the Board Address: 1000 Wilshire Blvd, Suite 500 Los Angeles, CA 90017 Facsimile: 213-892-1199 Attention: Corporate Secretary SANG K. OH Address: ______________________